QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2005

Array BioPharma Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-31979	84-1460811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3200 Walnut Street, Boulder, Colorado		80301
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (303) 381-6600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

        On June 28, 2005, Array BioPharma Inc. ("Array" or "Company") entered into a Loan and Security Agreement ("Loan and Security Agreement") with Comerica Bank ("Comerica" or "Bank"). The terms of the Loan and Security Agreement provide for an interest only term loan, interest only equipment advances and a revolving line of credit secured by a security interest in the Company's assets, other than intellectual property. The full $10,000,000 term loan was advanced to the Company on June 30, 2005, and currently has an interest rate of 4.5% per annum and a maturity date of June 28, 2010. The equipment advances in the amount of up to $5,000,000 are available to the Company from time to time through December 28, 2006 to finance the purchase of future equipment, capitalized software and tenant improvements, with a maturity date of June 28, 2010. The revolving line of credit in the amount of up to $2,000,000 is available to support the future issuance of standby letters of credit until June 28, 2008. The outstanding balances under the term loan, the equipment advances and the revolving line of credit bear interest on a monthly basis at one of the following interest rates elected by the Company from time to time:

  1.
  A rate equal to one and three-quarters percent (1.75%) below the Prime "Base Rate" as quoted by Bank from time to time; or

  2.
  A rate equal to one percent (1.00%) above the Bank's LIBOR rate, which rate shall remain in effect during the relevant LIBOR period; or

  3.
  A rate equal to one and one quarter percent (1.25%) above the Bank's Cost of Funds rate, which rate shall remain in effect during the relevant Cost of Funds period.

        The interest rate the Company pays will be 0.50% higher than shown above, should Array keep less than $8,000,000 at the Bank at any time during any interest rate period.

        After July 30, 2005 the Company is required to maintain a minimum balance of $2,000,000 in an interest earning Comerica money market account. If the Company's total cash, equivalents and marketable securities, including those invested at the Bank, falls between $30,000,000 and $25,000,000, or below $25,000,000, the minimum required balance maintained at the Bank increases to $8,500,000 and $17,000,000, respectively. If the Company's total cash, equivalents and marketable securities, including those invested at the Bank, falls below $20,000,000, the loans become due.

        The Loan and Security Agreement contains representations and warranties and affirmative and negative covenants that are customary for credit facilities of this type. The Loan and Security Agreement could restrict our ability to, among other things, sell certain assets, engage in a merger or change in control transaction, incur debt, pay cash dividends and make investments. The Loan and Security Agreement also contains events of default that are customary for credit facilities of this type, including payment defaults, covenant defaults, insolvency type defaults and events of default relating to liens, judgments, material misrepresentations and the occurrence of certain material adverse events.

        All disclosures set forth in this Current Report on Form 8-K are qualified by and subject to the terms of the Loan and Security Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

        The description of the new credit facility presented in Item 1.01 above is incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRAY BIOPHARMA INC.
Date: July 5, 2005	By:	/s/ ROBERT E. CONWAY Robert E. Conway Chief Executive Officer

QuickLinks

  Item 1.01 Entry into a Material Definitive Agreement
  Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
SIGNATURES